Exhibit 21.1
SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.

Name	Jurisdiction	Ownership Interest Held Directly or Indirectly by RenaissanceRe Holdings Ltd.
DaVinci Reinsurance Ltd.	Bermuda	(1)
DaVinciRe Holdings Ltd.	Bermuda	(1)
GGH Ireland Holdings Ltd.	Ireland	100%
Renaissance Investment Holdings Ltd.	Bermuda	100%
Renaissance Investment Holdings II Ltd.	Bermuda	100%
Renaissance Investment Management Company Limited	Bermuda	100%
Renaissance Other Investments Holdings Ltd.	Bermuda	100%
Renaissance Other Investments Holdings II Ltd.	Bermuda	100%
Renaissance Other Investments Holdings III Ltd.	Bermuda	100%
Renaissance Reinsurance Ltd.	Bermuda	100%
Renaissance Reinsurance of Europe	Ireland	100%
Renaissance Reinsurance U.S. Inc.	Maryland	100%
Renaissance Services of Europe Limited	Ireland	100%
Renaissance Underwriting Managers, Ltd.	Bermuda	100%
RenaissanceRe Corporate Capital (UK) Limited (2)	U.K.	100%
RenaissanceRe Finance Inc.	Delaware	100%
RenaissanceRe Fund Holdings Ltd.	Bermuda	100%
RenaissanceRe Medici Fund Ltd.	Bermuda	(3)
RenaissanceRe Services Ltd.	Bermuda	100%
RenaissanceRe Specialty Holdings (UK) Limited	Bermuda	100%
RenaissanceRe Specialty U.S. Ltd.	Bermuda	100%
RenaissanceRe Syndicate Management Limited	U.K.	100%
RenaissanceRe Underwriting Managers U.S. Ltd.	Delaware	100%
RenaissanceRe Ventures Ltd.	Bermuda	100%
RenRe Insurance Holdings Ltd.	Bermuda	100%
RenRe North America Holdings Inc.	Delaware	100%
Top Layer Reinsurance Ltd.	Bermuda	50%
Upsilon RFO Re Ltd.	Bermuda	(4)
WeatherPredict Consulting Inc.	Virginia	100%
Weather Predict Inc.	Delaware	100%

(1)
As of December 31, 2017, the Company owns 22.1% of the outstanding equity of DaVinciRe Holdings Ltd.’s ("DaVinciRe") but controls a majority of DaVinciRe's outstanding voting power, and accordingly, DaVinciRe's financial results are consolidated in the Company's financial statements. DaVinci Reinsurance Ltd. is a wholly owned subsidiary of DaVinciRe.

(2)	RenaissanceRe Corporate Capital (UK) Limited is the Lloyd's sponsor of RenaissanceRe Syndicate 1458.

(3)
As of December 31, 2017, the Company owns 26.8% of the outstanding equity of RenaissanceRe Medici Fund Ltd.'s ("RenaissanceRe Medici Fund") but controls a majority of RenaissanceRe Medici Fund's outstanding voting power, and accordingly, RenaissanceRe Medici Fund's financial results are consolidated in the Company's financial statements.

(4)
Upsilon RFO Re Ltd. is considered a variable interest entity and the Company is considered the primary beneficiary of Upsilon RFO Re Ltd., as a result its financial results are consolidated in the Company's financial statements. As of December 31, 2017, the Company's participation in the risks assumed by Upsilon RFO Ltd. was 20.8%.

The names of a number of the Company's subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a single significant subsidiary.